EXHIBIT 99.1

Zoetis Announces Third Quarter 2022 Results
•Reports Revenue of $2.0 Billion, Growing 1%, and Net Income of $529 Million, or $1.13 per Diluted Share, Decreasing 4% and 3%, Respectively, on a Reported Basis for Third Quarter 2022
•Delivers 5% Operational Growth in Revenue and 2% Operational Growth in Adjusted Net Income for Third Quarter 2022
•Reports Adjusted Net Income of $566 Million, or Adjusted Diluted EPS of $1.21, for Third Quarter 2022
•Lowers Full Year 2022 Revenue Guidance to $8.000 - $8.075 Billion, with Diluted EPS of $4.51 to $4.59 on a Reported Basis, or $4.83 to $4.90 on an Adjusted Basis

PARSIPPANY, N.J. – November 3, 2022 – Zoetis Inc. (NYSE: ZTS) today reported its financial results for the third quarter of 2022 and lowered its guidance for full year 2022 to reflect lower than expected sales due to continued supply constraints, veterinary workforce challenges, and the negative impact of recent changes to foreign exchange rates.

The company reported revenue of $2.0 billion for the third quarter of 2022, an increase of 1% compared with the third quarter of 2021. Net income for the third quarter of 2022 was $529 million, or $1.13 per diluted share, a decrease of 4% and 3%, respectively, on a reported basis.

On an operational1 basis, revenue for the third quarter of 2022 increased 5%, excluding the impact of foreign currency. Adjusted net income for the third quarter of 2022 increased 2% operationally, excluding the impact of foreign currency.
Adjusted net income2 for the third quarter of 2022 was $566 million, or $1.21 per diluted share, which declined 5% and 3%, respectively, on a reported basis. Adjusted net income for the third quarter of 2022 excludes the net impact of $37 million for purchase accounting adjustments, acquisition-related costs and certain significant items.

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EXECUTIVE COMMENTARY
"As the world continues to face dynamic market conditions and uncertainty in the global economy, our business has been tested and continues to perform well based on our diverse, durable product portfolio and global scale,” said Kristin Peck, Chief Executive Officer of Zoetis. "In the third quarter, we delivered 5% operational revenue growth, reflecting steady performance across our innovation-driven companion animal portfolio, especially internationally. We reported 2% operational growth in adjusted net income this quarter. This lower than usual growth on the bottom line was due primarily to a more favorable tax rate in the year-ago quarter.”

“While we remain confident in the strength and growth drivers of our business, we are lowering 2022 guidance to reflect lower than expected sales in the second half of the year related to continued supply constraints, veterinary workforce challenges and recent changes to foreign exchange rates."

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2022:
•Revenue in the U.S. segment was $1.090 billion, an increase of 2% compared with the third quarter of 2021. Sales of companion animal products increased 6%, driven by growth in the company’s parasiticide portfolio, primarily Simparica Trio®, which were tempered by supply constraints. The company’s key dermatology portfolio also contributed to growth across both the Apoquel® and Cytopoint® brands. Sales of livestock products declined 7% in the quarter. Sales of cattle products declined as a result of generic competition for Draxxin®. Sales of poultry products declined due to the expanded use of lower cost alternatives and generic competition for Zoamix®, the company’s alternative to antibiotics in medicated feed additives. Sales of swine products decreased as a result of increased competition for vaccines.

•Revenue in the International segment was $889 million, a decrease of 2% on a reported basis and an increase of 8% operationally compared with the third quarter of 2021. Sales of companion animal products grew 6% on a reported basis and 17% operationally. Growth resulted from increased sales of the company’s recently launched monoclonal antibody products for osteoarthritis pain, Librela® and Solensia®, as well as increased sales in the key dermatology portfolio across both the Apoquel and Cytopoint brands, including the recently launched chewable version of Apoquel. Companion animal vaccines and Simparica Trio also contributed to growth in the quarter. Sales of livestock products declined 8% on a reported basis and were flat operationally. Growth in the company’s fish portfolio was primarily the result of increased sales of vaccines across key salmon markets, including Norway and Chile. Sales of sheep products grew due to favorable market conditions and new product launches in Australia, while sales of the company’s poultry portfolio grew due to market growth and demand generation efforts across Latin America. Growth in fish, sheep and poultry was offset by reduced sales in the company’s swine and cattle portfolios. Sales of swine products decreased in the quarter due to supply constraints across international markets, as well as lower sales across Europe due to reduced exports to China and higher input costs for producers. The company’s cattle portfolio
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declined primarily due to supply constraints and an unfavorable macro environment for producers in Brazil.

INVESTMENTS IN GROWTH
Zoetis continues to pave the way in the development of monoclonal antibody (mAb) therapies to treat osteoarthritis (OA) pain in dogs and cats. Since its last quarterly earnings announcement, the company received approval in Japan and Australia for Librela (bedinvetmab), the first injectable mAb for alleviation of pain associated with OA in dogs. Librela is also approved in the European Union (EU), Canada, Brazil, Chile and other international markets. Additionally, Solensia (frunevetmab), the first injectable mAb for the alleviation of pain associated with OA in cats, was approved in Japan and Chile. It is also approved in the U.S., the EU, Canada, Australia and other international markets. In dermatology, Zoetis received approval in Australia, Canada and Japan for Apoquel Chewable Tablets. Previously approved in the EU, Mexico and other international markets, the new chewable version of Apoquel (oclacitinib) provides veterinarians and pet owners with a palatable, convenient solution to quickly and safely stop the cycle of pruritus in allergic dogs and clinical signs of atopic dermatitis in dogs.

On the livestock side of the business, Zoetis gained approval in the U.S. for Valcor™, a broad spectrum combination endectocide for the treatment of internal and external parasites in cattle. Additionally, Zoetis enhanced its swine vaccine portfolio in the U.S. with the approval of Lawsotek™, a vaccine that helps protect healthy pigs three weeks of age or older against disease caused by the common bacterium Lawsonia intracellularis. The company also received an expanded label approval from the U.S. Food and Drug Administration (FDA) on three beef implant products. Synovex Choice®, Synovex Plus® and Synovex® One Feedlot are now approved for reimplanting programs, providing beef producers with enhanced flexibility to more broadly use these technologies to help them meet their productivity goals.

In Business Development news, Zoetis completed its acquisition of Jurox, a privately held animal health company based in Australia. The acquisition brings Zoetis a range of companion animal and livestock products primed for global expansion, and provides the company with future growth opportunities, manufacturing capacity and increased capabilities in Australia, its fourth largest market based on 2021 revenue. Additionally, Basepaws, a privately held petcare genetics company acquired by Zoetis in June, recently launched a comprehensive portfolio exclusively for veterinary professionals. The portfolio consists of genetic tests that screen for 64 feline health markers and over 210 canine health markers, the business’ first entry into canine genetics.

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FINANCIAL GUIDANCE
Zoetis is lowering its full year 2022 guidance to reflect lower than expected sales due to continued supply constraints, veterinary workforce challenges, as well as the negative impact of recent changes to foreign exchange rates. This includes:
•Revenue between $8.000 billion to $8.075 billion
•Reported diluted EPS between $4.51 to $4.59
•Adjusted diluted EPS between $4.83 to $4.90

This guidance reflects foreign exchange rates as of late October. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call this morning.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (ET) today, during which company executives will review third quarter 2022 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on November 3, 2022.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After 70 years innovating ways to predict, prevent, detect, and treat animal illness, Zoetis continues to stand by those raising and caring for animals worldwide -- from livestock farmers to veterinarians and pet owners. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $7.8 billion in 2021 with approximately 12,100 employees. For more information, visit www.zoetis.com.
1 Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; disruptions in our global supply chain; R&D costs; timing and likelihood of success; expectations regarding products, product approvals or products under development, expected timing of product launches; the impact of the coronavirus (COVID-19) global pandemic and any recovery therefrom on our business, supply chain, customers and employees; expectations regarding the performance of acquired companies and our ability to integrate new
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businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; tax rate and tax regimes and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. Such risks and uncertainties may be amplified by the COVID-19 global pandemic and its potential impact on the global economy and our business. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share and operational results (which exclude the impact of foreign exchange), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our website at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter@zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contact:
Bill Price	Steve Frank
1-973-443-2742 (o)	1-973-822-7141 (o)
william.price@zoetis.com	steve.frank@zoetis.com

Kristen Seely	Nick Soonthornchai
1-973-443-2777 (o)	1-973-443-2792 (o)
kristen.seely@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
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ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Revenue	$2,002	$1,990	1	$6,040	$5,809	4
Costs and expenses:
Cost of sales	607	586	4	1,801	1,703	6
Selling, general and administrative expenses	501	504	(1)	1,495	1,408	6
Research and development expenses	134	132	2	391	370	6
Amortization of intangible assets	37	40	(8)	115	121	(5)
Restructuring charges and certain acquisition-related costs	6	9	(33)	9	39	(77)
Interest expense, net of capitalized interest	53	56	(5)	159	170	(6)
Other (income)/deductions–net	(3)	4	*	6	16	(63)
Income before provision for taxes on income	667	659	1	2,064	1,982	4
Provision for taxes on income	139	107	30	413	361	14
Net income before allocation to noncontrolling interests	528	552	(4)	1,651	1,621	2
Less: Net loss attributable to noncontrolling interests	(1)	—	*	(2)	(2)	—
Net income attributable to Zoetis Inc.	$529	$552	(4)	$1,653	$1,623	2

Earnings per share—basic	$1.13	$1.16	(3)	$3.52	$3.42	3

Earnings per share—diluted	$1.13	$1.16	(3)	$3.51	$3.40	3

Weighted-average shares used to calculate earnings per share
Basic	467.8	474.0		470.0	474.8
Diluted	469.1	476.3		471.6	477.1

(a)    The condensed consolidated statements of income present the three and nine months ended September 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2022 and 2021.
* Calculation not meaningful.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended September 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$607	$(1)	$—	$(1)	$605
Gross profit	1,395	1	—	1	1,397
Selling, general and administrative expenses	501	(8)	—	—	493
Amortization of intangible assets	37	(31)	—	—	6
Restructuring charges and certain acquisition-related costs	6	—	(1)	(5)	—
Income before provision for taxes on income	667	40	1	6	714
Provision for taxes on income	139	9	—	1	149
Net income attributable to Zoetis	529	31	1	5	566
Earnings per common share attributable to Zoetis–diluted	1.13	0.07	—	0.01	1.21

	Three Months Ended September 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$586	$(2)	$—	$(1)	$583
Gross profit	1,404	2	—	1	1,407
Selling, general and administrative expenses	504	(8)	—	—	496
Amortization of intangible assets	40	(35)	—	—	5
Restructuring charges and certain acquisition-related costs	9	—	(1)	(8)	—
Other (income)/deductions–net	4	—	—	(3)	1
Income before provision for taxes on income	659	45	1	12	717
Provision for taxes on income	107	10	—	3	120
Net income attributable to Zoetis	552	35	1	9	597
Earnings per common share attributable to Zoetis–diluted	1.16	0.07	—	0.02	1.25
(a)    The condensed consolidated statements of income present the three months ended September 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the three months ended August 31, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2022
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,801	$(3)	$—	$(8)	$1,790
Gross profit	4,239	3	—	8	4,250
Selling, general and administrative expenses	1,495	(22)	—	—	1,473
Amortization of intangible assets	115	(95)	—	—	20
Restructuring charges and certain acquisition-related costs	9	—	(4)	(5)	—
Other (income)/deductions–net	6	—	—	3	9
Income before provision for taxes on income	2,064	120	4	10	2,198
Provision for taxes on income	413	28	1	—	442
Net income attributable to Zoetis	1,653	92	3	10	1,758
Earnings per common share attributable to Zoetis–diluted	3.51	0.20	—	0.02	3.73

	Nine Months Ended September 30, 2021
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,703	$(5)	$—	$(7)	$1,691
Gross profit	4,106	5	—	7	4,118
Selling, general and administrative expenses	1,408	(23)	—	—	1,385
Research and development expenses	370	(1)	—	—	369
Amortization of intangible assets	121	(104)	—	—	17
Restructuring charges and certain acquisition-related costs	39	—	(8)	(31)	—
Other (income)/deductions–net	16	—	—	(6)	10
Income before provision for taxes on income	1,982	133	8	44	2,167
Provision for taxes on income	361	30	1	11	403
Net income attributable to Zoetis	1,623	103	7	33	1,766
Earnings per common share attributable to Zoetis–diluted	3.40	0.22	0.01	0.07	3.70
(a)    The condensed consolidated statements of income present the nine months ended September 30, 2022 and 2021. Subsidiaries operating outside the United States are included for the nine months ended August 31, 2022 and 2021.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition-related costs include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Integration costs(a)	$1	$1	$4	$6
Restructuring charges(b)	—	—	—	2
Total acquisition-related costs—pre-tax	1	1	4	8
Income taxes(c)	—	—	1	1
Total acquisition-related costs—net of tax	$1	$1	$3	$7
(a)    Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Restructuring charges and certain acquisition-related costs.
(b)    Represents exit and employee termination costs, included in Restructuring charges and certain acquisition-related costs.
(c)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Other restructuring charges and cost-reduction/productivity initiatives(a)	$4	$7	$7	$22
Certain asset impairment charges(b)	2	5	6	19
Net loss on sale of assets(c)	—	—	—	3
Other	—	—	(3)	—
Total certain significant items—pre-tax	6	12	10	44
Income taxes(d)	1	3	—	11
Total certain significant items—net of tax	$5	$9	$10	$33
(a)    For the three and nine months ended September 30, 2022, primarily represents employee termination and exit costs associated with cost-reduction and productivity initiatives in certain international markets, included in Restructuring charges and certain acquisition-related costs, as well as product transfer costs, included in Cost of sales.
For the three months ended September 30, 2021, primarily represents employee termination costs associated with the realignment of our international operations, included in Restructuring charges and certain acquisition-related costs. For the nine months ended September 30, 2021, primarily represents employee termination costs associated with the realignment of our international operations and other costs associated with cost-reduction and productivity initiatives, included in Restructuring charges and certain acquisition-related costs.
(b)    For the three and nine months ended September 30, 2022, represents inventory and certain asset impairment charges primarily related to the consolidation of manufacturing sites in China, included in Cost of sales and Restructuring charges and certain acquisition-related costs, respectively.
For the three months ended September 30, 2021, primarily represents asset impairment charges related to a dairy product termination, included in Other (income)/deductions-net. For the nine months ended September 30, 2021, primarily represents asset impairment charges related to the consolidation of manufacturing sites in China, included in Restructuring charges and certain acquisition-related costs, and a certain dairy product termination in Denmark, included in Other (income)/deductions-net.
(c)    Represents a net loss related to the sale of certain assets of our poultry automation business located in the U.S. and Canada, included in Other (income)/deductions-net.
(d)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate. Income taxes also includes tax expense related to changes in valuation allowances for the nine months ended September 30, 2022.
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ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$605	$583	4%	(2)%	6%
as a percent of revenue	30.2%	29.3%	NA	NA	NA
Adjusted SG&A expenses	493	496	(1)%	(4)%	3%
Adjusted R&D expenses	134	132	2%	(2)%	4%
Adjusted net income attributable to Zoetis	566	597	(5)%	(7)%	2%

	Nine Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Adjusted cost of sales	$1,790	$1,691	6%	(1)%	7%
as a percent of revenue	29.6%	29.1%	NA	NA	NA
Adjusted SG&A expenses	1,473	1,385	6%	(3)%	9%
Adjusted R&D expenses	391	369	6%	(2)%	8%
Adjusted net income attributable to Zoetis	1,758	1,766	—%	(6)%	6%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.

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ZOETIS INC.
2022 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2022
Revenue	$8,000 to $8,075
Operational growth(a)	7% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 30%
Adjusted SG&A expenses(b)	$1,970 to $2,000
Adjusted R&D expenses(b)	$530 to $540
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $215
Effective tax rate on adjusted income(b)	Approximately 20%
Adjusted diluted EPS(b)	$4.83 to $4.90
Adjusted net income(b)	$2,270 to $2,310
Operational growth(a)(c)	9% to 11%
Certain significant items and acquisition-related costs(d)	$20 to $25

The guidance reflects foreign exchange rates as of late October 2022.
Reconciliations of 2022 reported guidance to 2022 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition-related costs(d)	Purchase accounting	Adjusted(c)
Cost of sales as a percentage of revenue	~ 30.2%	~ (0.1)%	~ (0.1)%	~ 30.0%
SG&A expenses	$2,000 to $2,030		~ $(30)	$1,970 to $2,000
R&D expenses	$531 to $541		~ $(1)	$530 to $540
Interest expense and other (income)/deductions-net	~ $215			~ $215
Effective tax rate	~ 20%			~ 20%
Diluted EPS	$4.51 to $4.59	$0.04 to $0.05	~ $0.27	$4.83 to $4.90
Net income attributable to Zoetis	$2,120 to $2,165	$20 to $25	~ $125	$2,270 to $2,310
(a)    Operational growth (a non-GAAP financial measure) excludes the impact of foreign exchange.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational growth to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions and other charges.
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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$1,271	$1,202	6%	(4)%	10%
Livestock	708	767	(8)%	(5)%	(3)%
Contract Manufacturing & Human Health	23	21	10%	(5)%	15%
Total Revenue	$2,002	$1,990	1%	(4)%	5%

U.S.
Companion Animal	$819	$775	6%	—%	6%
Livestock	271	290	(7)%	—%	(7)%
Total U.S. Revenue	$1,090	$1,065	2%	—%	2%

International
Companion Animal	$452	$427	6%	(11)%	17%
Livestock	437	477	(8)%	(8)%	—%
Total International Revenue	$889	$904	(2)%	(10)%	8%

Companion Animal:
Dogs and Cats	$1,213	$1,142	6%	(4)%	10%
Horses	58	60	(3)%	(4)%	1%
Total Companion Animal Revenue	$1,271	$1,202	6%	(4)%	10%

Livestock:
Cattle	$371	$403	(8)%	(4)%	(4)%
Swine	129	153	(16)%	(5)%	(11)%
Poultry	116	124	(6)%	(4)%	(2)%
Fish	60	56	7%	(12)%	19%
Sheep and other	32	31	3%	(9)%	12%
Total Livestock Revenue	$708	$767	(8)%	(5)%	(3)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
Revenue:
Companion Animal	$3,900	$3,507	11%	(3)%	14%
Livestock	2,081	2,245	(7)%	(4)%	(3)%
Contract Manufacturing & Human Health	59	57	4%	(1)%	5%
Total Revenue	$6,040	$5,809	4%	(3)%	7%

U.S.
Companion Animal	$2,488	$2,227	12%	—%	12%
Livestock	713	775	(8)%	—%	(8)%
Total U.S. Revenue	$3,201	$3,002	7%	—%	7%

International
Companion Animal	$1,412	$1,280	10%	(8)%	18%
Livestock	1,368	1,470	(7)%	(6)%	(1)%
Total International Revenue	$2,780	$2,750	1%	(7)%	8%

Companion Animal:
Dogs and Cats	$3,715	$3,319	12%	(3)%	15%
Horses	185	188	(2)%	(4)%	2%
Total Companion Animal Revenue	$3,900	$3,507	11%	(3)%	14%

Livestock:
Cattle	$1,063	$1,144	(7)%	(4)%	(3)%
Swine	427	504	(15)%	(3)%	(12)%
Poultry	361	389	(7)%	(4)%	(3)%
Fish	151	132	14%	(8)%	22%
Sheep and other	79	76	4%	(7)%	11%
Total Livestock Revenue	$2,081	$2,245	(7)%	(4)%	(3)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$888.8	$903.4	(2)%	(10)%	8%
Australia	79.5	69.8	14%	(8)%	22%
Brazil	70.6	78.1	(10)%	(1)%	(9)%
Canada	56.5	55.3	2%	(4)%	6%
Chile	30.9	32.6	(5)%	(2)%	(3)%
China	92.1	71.5	29%	(6)%	35%
France	27.8	30.7	(9)%	(13)%	4%
Germany	43.3	47.4	(9)%	(15)%	6%
Italy	23.6	30.4	(22)%	(12)%	(10)%
Japan	37.0	43.3	(15)%	(20)%	5%
Mexico	32.6	31.3	4%	(1)%	5%
Spain	28.6	32.3	(11)%	(13)%	2%
United Kingdom	59.7	61.1	(2)%	(14)%	12%
Other developed markets	120.5	126.4	(5)%	(13)%	8%
Other emerging markets	186.1	193.2	(4)%	(11)%	7%
	Nine Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(a)
Total International	$2,779.5	$2,749.6	1%	(7)%	8%
Australia	224.5	196.0	15%	(7)%	22%
Brazil	233.3	227.4	3%	3%	—%
Canada	172.3	168.5	2%	(2)%	4%
Chile	106.3	100.2	6%	(5)%	11%
China	291.0	288.9	1%	(1)%	2%
France	91.0	97.7	(7)%	(10)%	3%
Germany	132.3	135.0	(2)%	(11)%	9%
Italy	85.6	87.3	(2)%	(11)%	9%
Japan	137.0	139.9	(2)%	(14)%	12%
Mexico	100.6	97.8	3%	(1)%	4%
Spain	96.5	96.6	—%	(11)%	11%
United Kingdom	174.2	173.2	1%	(8)%	9%
Other developed markets	353.8	349.9	1%	(10)%	11%
Other emerging markets	581.1	591.2	(2)%	(11)%	9%
(a)    Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange.

14 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,090	$1,065	2%	—%	2%
Cost of Sales	204	199	3%	—%	3%
Gross Profit	886	866	2%	—%	2%
Gross Margin	81.3%	81.3%
Operating Expenses	206	183	13%	—%	13%
Other (income)/deductions-net	1	—	*	*	*
U.S. Earnings	$679	$683	(1)%	—%	(1)%

International:
Revenue	$889	$904	(2)%	(10)%	8%
Cost of Sales	256	273	(6)%	(7)%	1%
Gross Profit	633	631	—%	(11)%	11%
Gross Margin	71.2%	69.8%
Operating Expenses	150	152	(1)%	(10)%	9%
Other (income)/deductions-net	(3)	(4)	(25)%	(5)%	(20)%
International Earnings	$486	$483	1%	(11)%	12%

Total Reportable Segments	$1,165	$1,166	—%	(5)%	5%

Other business activities(c)	(106)	(106)	—%
Reconciling Items:
Corporate(d)	(245)	(252)	(3)%
Purchase accounting adjustments(e)	(40)	(45)	(11)%
Acquisition-related costs(f)	(1)	(1)	—%
Certain significant items(g)	(6)	(12)	(50)%
Other unallocated(h)	(100)	(91)	10%
Total Earnings(i)	$667	$659	1%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2022	2021	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,201	$3,002	7%	—%	7%
Cost of Sales	587	575	2%	—%	2%
Gross Profit	2,614	2,427	8%	—%	8%
Gross Margin	81.7%	80.8%
Operating Expenses	578	484	19%	—%	19%
Other (income)/deductions-net	(6)	2	*	*	*
U.S. Earnings	$2,042	$1,941	5%	—%	5%

International:
Revenue	$2,780	$2,750	1%	(7)%	8%
Cost of Sales	809	833	(3)%	(5)%	2%
Gross Profit	1,971	1,917	3%	(8)%	11%
Gross Margin	70.9%	69.7%
Operating Expenses	456	429	6%	(7)%	13%
Other (income)/deductions-net	(5)	(4)	25%	(12)%	37%
International Earnings	$1,520	$1,492	2%	(9)%	11%

Total Reportable Segments	$3,562	$3,433	4%	(4)%	8%

Other business activities(c)	(315)	(301)	5%
Reconciling Items:
Corporate(d)	(771)	(744)	4%
Purchase accounting adjustments(e)	(120)	(133)	(10)%
Acquisition-related costs(f)	(4)	(8)	(50)%
Certain significant items(g)	(10)	(44)	(77)%
Other unallocated(h)	(278)	(221)	26%
Total Earnings(i)	$2,064	$1,982	4%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational growth (a non-GAAP financial measure) is defined as growth excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)     Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition and the impact of divestiture-related gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
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